UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018 (May 21, 2018)

NOWNEWS DIGITAL MEDIA TECHNOLOGY CO. LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-171637	36-4794119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4F, No. 32, Ln. 407, Sec. 2. Tiding Road, Neihu District, Taipei City 114, Taiwan

(Address of principal executive offices) (zip code)

886287978775 ext 500

(Registrant's telephone number, including area code)

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on April 27, 2018, Mr. Shuo-Wei Shih tendered his resignation as Chief Executive Officer of NowNews Digital Media Technology Co. Ltd., a Nevada Company (the “Company”).

On May 21, 2018, the Board of Directors (the “Board”) of the Company appointed Mr. Chi-Yuan Chang as the interim Chief Executive Officer with an immediate effect while the Board is interviewing the replacement of Mr. Shih. On the same day, the Board appointed Mr. Chang as the Chief Financial Officer of the Company, effective immediately.

Mr. Chang has been serving as the interim Chief Financial Officer of the Company since September 18, 2017. His working and educational experience was included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2017 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Chang and any other persons pursuant to which Mr. Chang was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Chang and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. Furthermore, in the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Chang had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018	NOWNEWS DIGITAL MEDIA TECHNOLOGY CO.LTD.

	By:	/s/ Chi-Yuan Chang
Chi-Yuan Chang
Interim Chief Executive Officer and Chief Financial Officer